Exhibit 17(c)

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Your Proxy Vote is important!

And now you can Vote your Proxy on the PHONE or the INTERNET.

It saves Money! Telephone and Internet voting saves postage costs. Savings which can help minimize fund expenses.

It saves Time! Telephone and Internet voting is instantaneous — 24 hours a day.

It’s Easy! Just follow these simple steps:

1. Read your proxy statement and prospectus and have your Proxy Card(s) at hand.

2. Call toll-free 1-866- or go to website: www.

3. Enter the 14-digit number located in the shaded box from your Proxy Card(s).

4. Follow the recorded or on-screen directions.

5. Do not mail your Proxy Card(s) when you vote by phone or Internet.

Please detach at perforation before mailing.

PROXY	PROXY
EMERGING LEADERS FUND PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD DECEMBER 19, 2014 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF EMERGING LEADERS FUND

The undersigned revoking previous proxies, hereby appoint(s) Andrew G. Arnott, Ariel Ayanna, John J. Danello, Thomas Dee, Kinga Kapuscinski, Nicholas J. Kolokithas, Charles A. Rizzo, Salvatore Schiavone, Christopher Sechler, Betsy Anne Seel, Andrew Wilkins and Leo Zerilli, with full power of substitution in each, to vote all the shares of beneficial interest of Emerging Leaders Fund which the undersigned is (are) entitled to vote at the Special Meeting of Shareholders (the “Meeting”) of Emerging Leaders Fund to be held at 601 Congress Street, Boston, Massachusetts 02210, on Friday, December 19, 2014, at 10:00 a.m., Eastern Time, and at any adjournment(s) of the Meeting. All powers may be exercised by a majority of all proxy holders or substitutes voting or acting, or, if only one votes and acts, then by that one. Receipt of the Proxy Statement and Prospectus dated December 18, 2014, is hereby acknowledged. If not revoked, this proxy shall be voted for the proposals included in the Proxy Statement and Prospectus.

VOTE VIA THE INTERNET: www.
VOTE VIA THE TELEPHONE: 1-866

999 9999 9999 999

Note: Signature(s) should agree with the name(s) printed herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full name as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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Signature(s)

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Signature(s)

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Date                                 [JHH__]

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Emerging Leaders Fund
Special Meeting of Shareholders to Be Held on December 19, 2014.
The Proxy Statement and Prospectus for this meeting is available at: https://www.

PLEASE SIGN, DATE AND RETURN YOUR
PROXY TODAY

Please detach at perforation before mailing.

SPECIFY YOUR DESIRED ACTION BY A CHECK MARK IN THE APPROPRIATE SPACE. THIS PROXY WILL BE VOTED IN FAVOR OF (FOR) THE PROPOSAL IF NO SPECIFICATION IS MADE BELOW. AS TO ANY OTHER MATTER, THE PROXY OR PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example: ■

To approve an Agreement and Plan of Reorganization between Emerging Leaders Fund and Emerging Markets Fund (the “Acquiring Fund”). Under this agreement, Emerging Leaders Fund would transfer all of its assets to the Acquiring Fund in exchange for corresponding shares of the Acquiring Fund. These shares would be distributed, as described in the accompanying proxy statement and prospectus, proportionately to you and the other shareholders of Emerging Leaders Fund. The Acquiring Fund also would assume Emerging Leader Fund’s liabilities.

FOR	AGAINST	ABSTAIN
☐	☐	☐

PLEASE VOTE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE

[JHH__________]